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                                                                   EXHIBIT 23(c)


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-60496) of Anadarko Petroleum Corporation of our report dated March 3, 2000 included in the Annual Report on Form 10-K of Union Pacific Resources Group Inc. for the year ended December 31, 1999 and to all references to our firm included in this Amendment No. 1 to the Registration Statement.


/s/ ARTHUR ANDERSEN LLP

Fort Worth, Texas

June 25, 2001